                             AMENDMENT NUMBER THREE
                                       TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


          This AMENDMENT NUMBER THREE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of May 28, 1996, is entered into by and among (1) CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("Certified"), GROCERS GENERAL MERCHANDISE COMPANY, a California corporation ("GGMC"), and GROCERS SPECIALTY COMPANY, a California corporation ("GSC") (Certified, GGMC, and GSC are jointly and severally referred to herein as "Borrower"), (2) Hawaiian Grocery Stores, Limited, a Hawaii corporation ("HGS"), and (3) the financial institutions which are signatories hereto (hereinafter collectively referred to as the "Lenders" and individually as a "Lender"), BT COMMERCIAL CORPORATION, a Delaware corporation, as agent (the "Agent"), UNION BANK OF CALIFORNIA, a California banking corporation ("Union"), as co-agent, and FIRST NATIONAL BANK OF BOSTON, National Association ("First National"), as co-agent, in light of the following facts:


                                    RECITALS

          A. Borrower, Agent, and Lenders have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of March 17, 1994, as amended by that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of November 1, 1994, and as further amended by that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of December 3, 1994 (collectively, the "Agreement").

          B. Borrower has requested that Lenders consent to the sale by GSC of all of the common stock of HGS to RHL Management Group, Inc., a Delaware corporation ("RHL"), and to modify certain obligations of HGS owed to Lenders. Lenders have consented thereto, pursuant to the terms and conditions set forth herein, and have agreed to otherwise amend the Agreement in accordance with the terms of this Amendment.


                                    AGREEMENT

          NOW, THEREFORE, the parties hereto agree as follows:

          1. DEFINED TERMS. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The Agreement is hereby amended to include the following additional terms:

          "New HGS Note" means that certain Subordinated Secured Promissory Note dated as of May 28, 1996, which refinances the outstanding principal balance of the HGS Note, in the original principal amount of Five Million Three Hundred Thousand Dollars ($5,300,000) issued by HGS in favor of GSC.

          "HGS Security Agreement" means that certain Security Agreement dated as of May 28, 1996, pursuant to which HGS grants a security interest in substantially all of its personal property to secure its obligations to GSC under the New HGS Note.

          2. AMENDMENTS. Subject to the full and satisfactory performance of the conditions precedent set forth in Section 3 below, the parties hereto agree as follows:

          a. NEW HGS NOTE. HGS shall execute the New HGS Note and HGS Security Agreement in favor of GSC, together with a UCC-1 Financing Statement to secure HGS' obligations thereunder, which UCC-1 shall show Agent, as assignee. The New HGS Note, together with all security therefor, is hereby pledged to Lenders as Collateral pursuant to the terms of the Agreement, and the original New HGS Note shall be delivered to Agent. Lenders acknowledge that the obligations of HGS under the New HGS Note are subordinate to the obligations of HGS to its primary lender, Congress Financial Corporation (Western) ("Congress"), and that the security interests granted pursuant to the HGS Security Agreement shall be junior to the security interests of Congress. Lenders hereby consent to the refinancing of the HGS Note and the subordination of all security therefor.

          b.   SALE OF HGS/SUBORDINATION OF GUARANTY.  Lenders hereby consent to
     (i) the sale of the common stock of HGS to RHL at anytime prior to July 31, 1996, for a price of $2,425,387 cash less closing adjustments, if any, provided that the net price shall not be less than $2,000,000, and (ii) effective concurrently with the consummation of such sale, the subordination of the obligations of HGS pursuant to that certain Continuing Guaranty dated as of January 30, 1992 and reaffirmed on March 17, 1994, made by HGS in favor of Lenders to the obligations of HGS to Congress Financial Corporation (Western).

          c. WARRANT AND PREFERRED STOCK. In connection with the sale of HGS to RHL, GSC will retain a warrant to purchase 20% of the common stock of HGS and 1,000 shares of preferred stock of HGS. Lenders hereby consent to the retention of these interests.

          3. CONDITIONS PRECEDENT. The obligations of Agent and Lenders under this Amendment are subject to and conditioned upon the fulfillment of each and all of the following conditions precedent, which shall be deemed to have occurred substantially concurrently with the sale by GSC to RHL of the common stock of HGS:

               (a) Agent shall have received this Amendment duly executed by Borrower, HGS and Lenders;

               (b) Agent shall have received a consent and reaffirmation duly executed by each of Certified, GGMC and GSC under their respective Guaranties, including the consent by each such guarantor to the execution and delivery by Borrower of this Amendment;

               (c)  Agent shall have received the original of the New HGS Note;

               (d) UCC-1 Financing Statements showing HGS as Debtor, GSC as Secured Party, and Agent as assignee, shall have been executed and filed as deemed necessary by Agent to perfect the security interests granted pursuant to the HGS Security Agreement and the assignment of such security interests to Lenders; and

               (e) Arrangements acceptable to Agent shall have been made with respect to payment of all of Agent's Expenses incurred in connection with the negotiation, preparation and execution of this Amendment.

          4. DELIVERY BY AGENT. Agent agrees to deliver, prior to the closing of the sale-of-stock transaction, (a) the original HGS Note to the law firm of Sheppard, Mullin, Richter & Hampton LLP to be cancelled at such closing, and (b) to such law firm an executed UCC Termination Statement with respect to Document No. 92-016081 filed on February 3, 1992, at the Office of the Bureau of Conveyances in Honolulu, Hawaii, in each case for delivery only following consummation of the sale of HGS.

          5. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the fulfillment of all of the conditions set forth in Section 3 hereof.

          6. REAFFIRMATION OF THE AGREEMENT. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Los Angeles, California, as of the date first hereinabove written.

                              CERTIFIED GROCERS OF CALIFORNIA, LTD.,
                              a California corporation



                              By
                                ------------------------------------
                                Title:
                                      ------------------------------



                              GROCERS GENERAL MERCHANDISE COMPANY, a California corporation



                              By
                                ------------------------------------

                                Title:
                                      ------------------------------


                              GROCERS SPECIALTY COMPANY,
                              a California corporation



                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              HAWAIIAN GROCERY STORES, LIMITED, a Hawaii corporation



                              By
                                 -----------------------------------
                                Title:
                                      ------------------------------

                              BT COMMERCIAL CORPORATION, a Delaware
                              corporation, individually and as Agent



                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              FIRST NATIONAL BANK OF BOSTON, a National
                              Association, individually and as Co-Agent



                              By
                                -----------------------------------
                               Title:
                                     ------------------------------


                              UNION BANK OF CALIFORNIA, N.A., individually and as Co-Agent



                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              THE BANK OF CALIFORNIA, N.A.



                              By
                                ------------------------------------
                              Title:
                                    --------------------------------

                              DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                              a German bank acting through its New York branch



                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              DRESDNER BANK, AG, Los Angeles agency and
                              Grand Cayman Branch, as a bank



                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              NATIONAL CANADA CORPORATION, a Delaware
                              corporation



                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              By
                                ------------------------------------
                                Title:
                                      ------------------------------

                              SANWA BANK CALIFORNIA, a California banking corporation



                              By
                                 -----------------------------------
                                Title:
                                      ------------------------------


                              SANWA BUSINESS CREDIT CORPORATION, a Delaware corporation


                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              THE DAI-ICHI KANGYO BANK, LIMITED, a Japanese bank acting through its Los Angeles agency


                              By
                                ------------------------------------
                                Title:
                                      ------------------------------

                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              THE SAKURA BANK, LIMITED, a Japanese bank acting through its Los Angeles agency


                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              By
                                ------------------------------------
                                Title:
                                      ------------------------------

                              MANUFACTURERS BANK


                              By
                                ------------------------------------

                                Title:
                                      ------------------------------


                              CITY NATIONAL BANK, a national banking
                              association



                              By
                                ------------------------------------
                                Title:
                                      ------------------------------

                              CONSENT OF GUARANTORS



          Each of the undersigned, as a guarantor of the obligations of CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("Certified"), GROCERS GENERAL MERCHANDISE COMPANY, a California corporation ("GGMC"), and GROCERS SPECIALTY COMPANY, a California corporation ("GSC") (Certified, GGMC, and GSC are collectively referred to herein as "Borrower"), arising out of that certain Amended and Restated Loan and Security Agreement, dated as of March 17, 1994, as amended by that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of November 1, 1994, and as further amended by that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of December 3, 1994 (collectively, the "Agreement"), among BT Commercial Corporation, a Delaware corporation, Union Bank of California, a California banking corporation, First National Bank of Boston, National Association (collectively, "Agents"), and the other lenders party thereto (collectively, "Lenders"), on the one hand, and Borrower, on the other hand, hereby (a) acknowledges receipt of a copy of that certain Amendment Number Three to Amended and Restated Loan and Security Agreement ("Amendment"), dated as of May 28, 1996, among Agents, Lenders and Borrower, and Hawaii Grocery Stores, Limited, a Hawaii corporation ("HGS"), (b) consents to the release of the Continuing Guaranty dated March 17, 1994, given by HGS in favor of Lenders,
(c) consents to the other terms contained in the Amendment, and (d) agrees that the Continuing Guaranty executed by each of the undersigned, dated as of March 17, 1994 (collectively, the "Guaranties"), in connection with the Agreement shall remain in full force and effect as a continuing guaranty of the obligations of Borrower owing to Agents and Lenders under the Agreement as amended by the Amendment.

          Although Agents have informed us of the matters set forth above, and we have acknowledged same, we understand and agree that Agents have no duty under the Agreement, the Guaranties or any other agreement between us to so notify us or to seek an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transactions hereafter.

          IN WITNESS WHEREOF, each of the undersigned has caused this Consent of Guarantors to be duly executed by their respective authorized officers as of May 28, 1996.



                              CERTIFIED GROCERS OF CALIFORNIA, LTD., a
                              California corporation



                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              GROCERS GENERAL MERCHANDISE COMPANY,
                              a California corporation



                              By
                                ------------------------------------
                                Title:
                                      ------------------------------


                              GROCERS SPECIALTY COMPANY, a California
                              corporation



                              By
                                ------------------------------------
                                Title:
                                      ------------------------------